UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2025, Heron Therapeutics, Inc. (the “Company”), together with certain of its subsidiaries, entered into an amendment (the “First Amendment”) to that certain Working Capital Facility Agreement, dated August 9, 2023 (the “Loan Agreement”), with Hercules Capital, Inc., as administrative agent and collateral agent, and the several banks and other financial institutions or entities from time to time parties thereto.

The First Amendment amends the Loan Agreement to extend the maturity date under the Loan Agreement to the earlier of (a) September 1, 2027 and (b) to the extent that any of the Company’s 1.5% Convertible Senior Notes due May 24, 2026 (the “Notes”) remain outstanding on such date, (i) May 12, 2026 or (ii) in the event that the maturity date of any of the Notes is extended, prior to May 12, 2026, to August 11, 2026 or later, the date that is ninety-one days prior to the maturity date of such further extended Notes.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

First Amendment to Working Capital Facility Agreement, dated as of February 13, 2025, by and among the Company, the several banks and other financial institutions or entities from time to time party thereto, and Hercules Capital, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: February 20, 2025	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer